UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005 (June 1, 2005)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8038	04-2648081
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive
Midland, Texas  79705
(Address of Principal Executive Offices and Zip Code)

432/620-0300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2005, Key Energy Services, Inc., a Maryland corporation (the “Company”) announced that is has entered into a commitment letter dated June 1, 2005 (the “Commitment Letter”), with Lehman Brothers Inc. and Lehman Commercial Paper Inc. (“Lehman”) under which Lehman has committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with the following loan facilities totaling in the aggregate $550,000,000: (a) a 7-year senior term loan facility in the aggregate principal amount of $400,000,000 (the “Senior Term Loan Facility”), (b) an $85,000,000 prefunded 5-year secured letter of credit facility (the “Letter of Credit Facility”) and (c) a $65,000,000 secured 5-year revolving loan facility (with a sub-facility of up to $25,000,000 available for the issuance of additional letters of credit) (the “Revolving Credit Facility”, together with the Senior Term Loan Facility and Letter of Credit Facility, the “Credit Facilities”).

Each of the Credit Facilities will be guarantied by the material domestic subsidiaries of the Company and will be secured by a perfected first priority security interest on substantially all tangible and intangible assets of the Company and its domestic subsidiaries (including without limitation, intellectual property, real property, licenses, permits and all of the capital stock of each of the Company’s direct and indirect subsidiaries (but limited to 65% of the voting stock and 100% of the non-voting stock of certain of its first-tier foreign subsidiaries)).

If not previously terminated by the Company, the Commitment Letter for the Credit Facilities has an expiration date of December 31, 2005.  If the commitment is terminated or expires, the Company will have to pay certain fees, the total of which the Company does not believe would be material to its financial position or results of operations.

The proceeds of the Senior Term Loan Facility (together with other funds available to the Company) may be used to refinance the Company’s 6 3/8% Senior Notes due 2013 and its 8 3/8% Senior Notes due 2008 (collectively, the “Notes”).  The Letter of Credit Facility may be used to refinance letters of credit outstanding under the Company’s current credit facility (the “Existing Facility”).  The Revolving Credit Facility may be used to refinance loans and letters of credit outstanding under the Existing Facility, to pay the fees and expenses related to such refinancing, to provide working capital, and for general corporate purposes.  A copy of the Commitment Letter and press release are attached to this Current Report on Form 8-K as Exhibits 10.1 and 99.1, respectfully, and incorporated by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01, the Company has entered into a Commitment Letter with Lehman to provide up to $550 million in financing.  A copy of the Commitment Letter is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)                                  Exhibits

10.1                           Commitment Letter dated June 1, 2005 between Lehman Commercial Paper Inc., Lehman Brothers Inc. and Key Energy Services, Inc.

99.1                           Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2005	KEY ENERGY SERVICES, INC.

	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Commitment Letter dated June 1, 2005 between Lehman Commercial Paper Inc., Lehman Brothers Inc. and Key Energy Services, Inc.

99.1	Press Release